                                                                EXHIBIT 4.6
                                BARNES GROUP INC.

                              Revolving Credit Note

$35,000,000                                                   New York, New York
                                                                December 6, 1996

                  FOR VALUE RECEIVED, the undersigned, BARNES GROUP INC., a Delaware corporation (the "Borrower"), promises to pay to the order of FLEET NATIONAL BANK (the "Lender") on or before the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of THIRTY FIVE MILLION DOLLARS ($35,000,000) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of December 1, 1991, by and among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  Except as otherwise set forth in the Agreement, the Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of choice of law.

                                                  BARNES GROUP INC.

                                                  By  /s/ J. Locher
                                                      --------------------------
                                                      Title: V.P. Treasurer

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                                 FIFTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT

                  THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 1, 1996, by and between BARNES GROUP, INC. the "Borrower"), the Lenders parties to the Credit Agreement (as defined below) from time to time (the "Lenders"), and MELLON BANK, N.A., a national banking association, as Agent (in such capacity, the "agent").

                  WHEREAS, the Agent, the Lenders and the Borrower are parties to a certain Credit Agreement dated as of December 1, 1991 (as amended, the "Credit Agreement"); and

                  WHEREAS, the Borrower has requested that the Lenders extend the Revolving Credit Maturity Date for a period of one year;

                  WHEREAS, the parties desire to add The First National Bank of Boston as a Lender under the Credit Agreement, as amended hereby;

                  WHEREAS, the Agent, the Lenders and the Borrower desire to amend the Credit Agreement as set forth herein; and

                  WHEREAS, all words and terms used in this Amendment which are defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein or required by the context;

                  NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the Agent, the Lenders and the Borrower hereby agree as follows:

                  Section 1. Extension of Revolving Credit Maturity Date. Pursuant to Section 2.03 of the Credit Agreement and as requested by the Borrower in a letter to the Agent dated October 15, 1996, the Lenders and the Agent hereby agree to extend the Revolving Credit Maturity Date for a period of one year. On and after December 6, 1996 (the "Effective Date"), as provided in
Section 2.03 of the Credit Agreement, the Revolving Credit Maturity Date shall be December 6, 2001, as such date may be further extended by the Lenders pursuant to Section 2.03 of the Credit Agreement.

                  Section 2. Amendments to Credit Agreement.

                  The Credit Agreement is hereby amended as follows:

                  (a) Section 1.01 is amended as follows: The term "Reference Banks" is amended to substitute The First National Bank of Chicago" for "NBD Bank, N.A."

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                  (b) Section 2.01(a) is hereby amended by substituting the
figure "$150,000,000" for the figure "$100,000,000" in the last sentence thereof.

                  (c) The Revolving Credit Committed Amount of each Lender shall be increased such that the Total Revolving Credit Committed Amount for each Lender shall be as follows:

                    Mellon Bank, N.A.                  $35,000,000
                    Fleet National Bank                 35,000,000
                    The Chase Manhattan Bank            20,000,000
                    The First National Bank
                      of Chicago                        20,000,000
                    KeyBank                             20,000,000
                    The First National
                      Bank of Boston                    20,000,000


                  (d) From and after the Effective Date of this Amendment, the Commitment Percentage for each Lender shall be as follows:

                    Mellon Bank, N.A.                  23.3334%
                    Fleet National Bank                23.3334%
                    The Chase Manhattan Bank           13.3333%
                    The First National Bank
                      of Chicago                       13.3333%
                    KeyBank                            13.3333%
                    The First National
                      Bank of Boston                   13.3333%


                  (e) Section 2.02(a) is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:

                  "The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") equal to (x) 0.115% per annum if the Borrower's Consolidated Leverage Ratio is less than 1.15:1, (y) 0.150% per annum if the Borrower's Consolidated Leverage Ratio is equal to or greater than l.15:1 but less than or equal to 1.40:1 and (z) 0.180% per annum if the Borrower's Consolidated Leverage Ratio is greater than 1.40:1 (based on a year of 365 or 366 days and actual days elapsed), for each day from and including the Effective Date and to but not including the Revolving Credit Maturity Date, of the amount (not less than zero) equal to (i) such Lender's Revolving Credit Committed Amount on such day, minus (ii) such Lender's Revolving Credit Loans outstanding on such day.

                                      -2-

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                  (f) Section 2.06(b) is hereby deleted and the following
substituted therefor:

                  "(b) Applicable Margins. The Applicable Margins and interest rate option for any day shall mean the percentages set forth below:

                  (i) the Applicable Margin for each day on which the Borrower's Consolidated Leverage Ratio is less than 1.15:1 shall mean the percentage set forth below:

                  Interest Rate Option                 Applicable Margin

                  Base Rate Option                     O.000%
                  CD Rate Option                       0.425%
                  Euro-Rate Option                     0.300%

                  (ii) the Applicable Margin for each day on which the Borrower's Consolidated Leverage Ratio is equal to or greater than 1.15:1 but less than or equal to 1.40:1 shall mean the percentage set forth below:

                  Interest Rate Option                 Applicable Margin

                  Base Rate Option                     O.000%
                  CD Rate Option                       0.475%
                  Euro-Rate Option                     0.350%

                  and

                  (iii) the Applicable Margin for each day on which the Borrower's Consolidated Leverage Ratio is greater than 1.40:1 shall mean the percentage set forth below:

                  Interest Rate Option                 Applicable Margin

                  Base Rate Option                     0.075%
                  CD Rate Option                       0.600%
                  Euro-Rate Option                     0.500%"

                  Section 3. Conditions. The obligation of the Agent and the Lenders to extend the Revolving Credit Maturity Date shall be subject to satisfaction by the Borrower of the following conditions precedent:

                           (a) The Agent shall have received (with a copy for
                  each Lender) the following documents dated as of the date of the issuance of the Amendment (the "Closing Date") and in form and substance satisfactory to the Lenders:

                           (i) An executed counterpart of this Amendment;

                                      -3-

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                           (ii) Executed original Revolving Credit Notes,
                  payable to the order of each Lender in the face amount of such Lender's Revolving Credit Committed Amount, as set forth herein, in substantially the form attached as Exhibit A to the Credit Agreement with the blanks appropriately filled; and

                           (iii) A certificate signed by a duly authorized
                  officer of the Borrower stating that (A) the representations and warranties contained in Article III of the Credit Agreement (except for Section 3.06 which continues to be true as of the date set forth therein) are correct on and as of the Closing Date and as though made on and as of the Closing Date and (B) no Event of Default and no event, act or omission which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default has occurred and is continuing or would result from the execution and delivery of the Amendment.

                           (b) The Agent shall have received (with a copy for
                  each Lender) such other approvals, certificates, opinions or documents, in form and substance satisfactory to the Lenders, as the Lenders may reasonably request.

                  Section 4. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect. From and after the date hereof, all references in any document or instrument to the Credit Agreement shall mean and include the Credit Agreement, as amended by this Amendment.

                  Section 5. Governing Law. This Amendment shall be governed by and shall be interpreted and enforced in accordance with the laws of the State of New York.

                  Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment.

                  Section 7. Expenses. The Borrower shall reimburse the Lenders for all costs and expenses (including fees and expenses of counsel to the Agent) incurred in connection with this Amendment.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

                                             BARNES GROUP, INC.

                                             By   /s/ J. Locher
                                                  ---------------------------
                                             Title  Vice President, Treasurer

                                             MELLON BANK, N.A.,
                                             individually and as Agent

                                             By
                                                  -------------------------
                                             Title
                                                   ------------------------

                                             FLEET NATIONAL BANK

                                             By
                                                  -------------------------
                                             Title
                                                   ------------------------

                                             THE CHASE MANHATTAN BANK

                                             By
                                                  -------------------------
                                             Title
                                                   ------------------------

                                             THE FIRST NATIONAL BANK
                                             OF CHICAGO

                                             By
                                                  -------------------------
                                             Title
                                                   ------------------------

                                      -5-

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                                             KEYBANK

                                             By
                                                  -------------------------
                                             Title
                                                   ------------------------


                                             THE FIRST NATIONAL BANK
                                             OF BOSTON

                                             By
                                                  -------------------------
                                             Title
                                                   ------------------------

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